                                                                   EXHIBIT 10.14


                             EMPLOYMENT AGREEMENT
                             --------------------
                              (T. Andrew Stokes)

THIS EMPLOYMENT AGREEMENT is entered into by and between Nationwide Health Properties, Inc., a Maryland corporation (the "Company") and T. Andrew Stokes (the "Executive") as of February 25, 1998.

The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to enter into this Employment Agreement with Executive to assure that the Company will have the continued service and dedication of Executive. Except for the Company's Executive Employment Security Policy, which remains in full force and effect and is fully operative between Executive and Company in accordance with its terms, this Employment Agreement contains the entire agreement between the parties with respect to the matters specified herein, and supersedes any prior oral and written employment agreements, understandings and commitments between the Company and Executive.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

I.   Definitions.
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     A. "Cause" shall mean (a) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) which is not remedied promptly by Executive after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties, or (b) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

     B. "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
        Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Policy or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) individuals who are members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election. Notwithstanding the above, this change of control provision is applicable only to a merger, takeover, or corporate combination not approved by the then Company's Board of Directors in advance of such merger, takeover, or corporate combination.

     C. "Disability" shall mean the absence of Executive from his duties with the Company on a full-time basis for a period of (a) ninety (90) consecutive calendar days or (b) an aggregate of one hundred fifty (l50) or more calendar days in any fiscal year as a result of mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive.

     D. "Effective Date" shall mean the date hereof, which is set forth in the first paragraph of this Agreement.

     E. "Employment Period" shall mean the period commencing on the Effective Date and ending on February 28, 2001.

II.  Conditions of Employment.
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     A. Position and Duties. Executive is currently employed as Senior Vice-
        -------------------
        President of Corporate Development of the Company. Executive shall have such duties as are assigned to him by the Board of Directors of the Company or by the President and Chief Executive Officer. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time to the business and affairs of the Company, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. Subject to the approval of the President and Chief Executive Officer of the Company, during the Employment Period, it shall not be a violation of this Agreement for Executive to serve on corporate, civic or charitable boards or committees so long as such activities do not interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     B. Compensation.
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        1.    Base Salary.  As of the Effective Date, Executive shall
              -----------
              receive an annual base salary (the "Annual Base Salary") of $220,000, payable in bi-weekly installments (except if deferred by Executive under a Company-sponsored deferral plan). Executive's Annual Base Salary shall be reviewed by the Compensation Committee of the Board (the "Committee") each January during the Employment Period. Any increase in Annual Base Salary approved by the Committee shall not serve to limit or reduce any other obligation to Executive under this Agreement. Executive's Annual Base Salary may not be reduced during the Employment Period except as part of a general, across the board salary reduction which applies in a comparable manner to all other senior executives of the Company. As it applies to Executive, such reduction shall be limited to a maximum of 10% in any calendar year unless Executive agrees to accept a larger reduction.

          2.  Annual Bonus.     In addition to Annual Base Salary, Executive
              ------------
              shall be eligible to receive, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus"). Such Annual Bonus may range from 0% to 80% (with a target of 40%) of the Annual Base Salary earned by Executive during the fiscal year, with the specific amount determined by the Committee based on its assessment of the Company's and Executive's performance for the fiscal year. In assessing such performance, the Committee shall take into account the growth and income of the Company relative to its annual financial plan, the quality of the Company's assets, Executive's performance in terms of implementing the Company's business strategy, and other considerations deemed by the Committee to be relevant to the current and future success of the Company. Annual Bonus earned by Executive shall be paid to Executive no later than ninety (90) days following the end of the fiscal year to which the Annual Bonus applies, unless such Annual Bonus is voluntarily deferred by Executive in accordance with a Company sponsored deferral program.

          3.  Stock Options.     In addition to Annual Base Salary and Annual
              -------------
              Bonus, Executive shall be eligible to receive, for each fiscal year of the Employment Period, a grant of Stock Options (the "Stock Options"). Such Stock Options shall (i) be granted to Executive each January during the Employment Period, (ii) have not less than a ten-year term, (iii) carry an exercise price equal to the market price of the Company's common stock on the date of grant (as such price is defined in the Company's Stock Option
              Plan), and (iv) be granted in conjunction with the right to earn a cash payment equal to the amount of dividends paid by the Company from the date of grant of the Stock Option to the date the Stock Option is exercised on an equivalent number of common shares to the shares represented by the Stock Option (the "Performance-Based Dividend Equivalents").

              The specific number of shares represented by Stock Options granted annually to Executive, the specific performance objectives associated with earning the Performance-Based Dividend Equivalents for each grant of Stock Options, and any vesting restrictions placed on the exercise of such Stock Options and

               Performance-Based Dividend Equivalents shall be determined by the Committee.

               Notwithstanding the above, the Committee may, in its discretion, replace future grants of Stock Options and Performance-Based Dividend Equivalents for Executive during the Employment Period with another form of long-term incentive compensation of similar value and risk as determined by outside experts acceptable to Executive and the Committee.

          4.   Benefit Plans.     During the Employment Period, Executive and/or
               -------------
               Executive's beneficiaries, as the case may be, shall participate in and shall receive all benefits under Company-sponsored retirement plans, savings plans, deferral plans, medical plans (including dental, vision and drug prescription plans), life insurance plans, disability plans, and accidental death and travel accident insurance plans provided to Executive as of the Effective Date, and any benefit plans or programs that may be introduced by the Company during the Employment Period for other senior executives of the Company which are not already provided to Executive.

          5.   Fringe Benefits.     During the Employment Period, Executive
               ---------------
               shall be entitled to annual paid vacation time of four (4) weeks. In addition, Executive shall be entitled to receive any fringe benefits or perquisites introduced by the Company during the Employment Period for other senior executives of the Company which are not already provided to Executive.

III. Termination of Employment
     -------------------------

     A. Death or Disability.  Executive's employment with the Company shall
        -------------------
        terminate automatically upon Executive's death during the Employment Period. In the event of Executive's Disability during the Employment Period (pursuant to the definition of Disability set forth in Section I(C) of this Agreement), the Company may, at the discretion of the Board, give Executive written notice in accordance with Section IX(B) of this Agreement of its intention to terminate Executive's employment with the Company. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the "Effective Disability Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of his duties.

     B. Cause.   The Company may terminate Executive's employment during the
        -----
        Employment Period for Cause. The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a notice that Executive is guilty of the conduct described in Section I(A) specifying the particulars thereof in reasonable detail.

     C. Within Three Years After Change of Control.  Any termination of
        -------------------------------------------
        Executive's employment with the Company, whether by Executive or by the Company, within three years after a Change of Control of Company shall be subject to the provisions of and governed by the Company's Executive Employment Security Policy, as the same may be amended from time to time.

     D. Notice of Termination.     Any termination of employment of Executive
        ---------------------
        during the Employment Period by the Company or by Executive shall be communicated to the other party hereto in accordance with Section IX(B) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment with the Company under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than thirty days after giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     E. Date of Termination. "Date of Termination" means (a) if Executive's
        -------------------
        employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (b) if Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies Executive of such termination, and (c) if Executive's employment is terminated by reason of death or Disability, the date of death of Executive or the Effective Disability Date, as the case may be.

IV.  Obligations of the Company Upon Termination of Executive's Employment
     ---------------------------------------------------------------------

     A. Termination by Company Other than for Cause, Death or Disability.
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        Except within three years after a Change of Control of Company in which case any termination of Executive's employment shall be governed by the Company's Executive Employment Security Policy, and except as provided for in Section VI of this Agreement, if during the Employment Period, the Company shall terminate Executive's employment other than for Cause or Disability, the Company shall pay to Executive (a) any Annual Base Salary owed to Executive through the Date of Termination to the extent not previously paid, (b) an amount equal to 150% of Executive's highest Annual Base Salary during any of the last three full fiscal years prior to the Date of Termination, and (c) an amount equal to 150% of the average Annual Bonus earned by Executive over the last three full fiscal years prior to the Date of Termination.

        In addition to the payments described in subparagraphs (a), (b), and (c) above, the Company also shall (i) arrange to provide to Executive for a period of eighteen months from the Date of Termination, medical (including dental, vision and prescription drug coverage) and life insurance with terms no less favorable, in the aggregate, than the most favorable of those provided to Executive during the year immediately preceding the Date of Termination, (ii) immediately vest all previously unvested shares of Restricted Stock and Stock Options held by Executive,
        (iii) provide Executive with any Performance-Based Dividend Equivalents that would have been earned by Executive during the eighteen months following the Date of Termination, and (iv) pay any compensation previously deferred by Executive in accordance with the provisions of the plan under which such compensation was deferred.

        Payments pursuant to subparagraph (a) above shall be made within thirty
        (30) days following the Date of Termination. Payments pursuant to subparagraph (b) above shall be made in equal monthly installments over the eighteen- month period following the Date of Termination. Payments pursuant to subparagraph (c) above shall be made in equal annual installments over the eighteen-month period following the Date of Termination. Payments pursuant to subparagraph (iii) above shall be made at the time such payments would have been made had Executive remained in the employment of the Company.

        To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and but for this subparagraph of this Section IV(1), would be subject to the excise tax imposed by
        Section 4999 of the Code or any similar or successor provision, the aggregate amount of such payments and benefits shall be reduced, but only to the extent necessary so that none of such payments and benefits are subject to excise tax pursuant to Section 4999 of the Code.

        If Executive should die while receiving payments pursuant to this
        Section IV(A), the remaining payments which would have been made to Executive if he had lived shall be paid to the beneficiary designated in writing by Executive, or if there is no effective written designation, then to his spouse, or if there is neither an effective written designation nor a surviving spouse, then to Executive's estate. Designation of a beneficiary or beneficiaries to receive the balance of any such payments shall be made by written notice to the Company, and Executive may revoke or change any such designation of beneficiary at any time by a later written notice to the Company.

     B. Death. Except within three years after a Change of Control of
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        Company in which case any termination of Executive's employment shall be governed by the Company's Executive Employment Security Policy, if Executive's employment with the Company is terminated by reason of Executive's death during the

        Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and (c) the continuation of any existing rights Executive may have following death under the provisions of any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

   C.   Disability.    Except within three years after a Change of Control of
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        Company in which case any termination of Executive's employment shall be governed by the Company's Executive Employment Security Policy, if Executive's employment with the Company is terminated by reason of Executive's Disability during the Employment Period in accordance with
        Section III(A) of this Agreement, this Agreement shall terminate without further obligations to Executive other than for (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and (c) the continuation of any existing rights Executive may have following Disability under any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

   D.   Cause or Voluntary Termination by Executive.    Except within three
        --------------------------------------------
        years after a Change of Control of Company in which case any termination of Executive's employment shall be governed by the Company's Executive Employment Security Policy, if, during the Employment Period, Executive's employment shall be terminated for Cause, or if Executive voluntarily terminates his employment with the Company, this Agreement shall terminate without further obligations to Executive other than for
        (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and (c) the continuation of any existing rights Executive may have following termination for Cause or voluntary termination under any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

V.   Non-Exclusivity of Rights.
     -------------------------

     Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested or which Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement (other than this Agreement) with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this

     Agreement. Except for the Company's Executive Employment Security Policy, which remains in full force and effect and is fully operative between Executive and Company in accordance with its terms, Executive shall no longer be covered by any prior employment agreement, security policy or understanding thereof after the Effective date of this Agreement and shall not be covered by any severance policy, practice or program of the Company.

VI.  Full Settlement; Offsets.
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     Except as provided for in this Section VI, the Company's obligations to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, defense or other claim, right or action which the Company may have against Executive or others.

          Executive shall not be obligated to seek other employment or to take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. However, the amount of any payments and benefits provided for in this Agreement shall be reduced by one hundred percent (100%) of any benefits and earned income (within the meaning of section 911 (d) (2) (A) of the Internal Revenue Code, as amended) which are earned by Executive for services rendered to persons or entities other than the Company during or with respect to the 18-month period after the Date of Termination. In the event Executive becomes eligible for any medical (including dental, vision, and prescription drug) benefits from another employer during or with respect to the 18-month period after the Date of Termination, any medical (including dental, vision, and prescription drug) benefits provided for in this Agreement shall be secondary to those provided by the other employer.

          Not less frequently than on each anniversary of the Termination Date (the "Reporting Date"), Executive shall account to the Company with respect to all benefits and earned income earned by Executive which are required hereunder to be offset against payments or benefits received by Executive from the Company under this Agreement. If the Company has paid amounts in excess of those to which Executive is entitled, Executive shall reimburse the Company for such excess within thirty (30) days following the Reporting Date. The requirements imposed by this paragraph shall terminate following the next Reporting Date after the third anniversary of the Date of Termination.

VII. Confidential Information.
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     Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential business information and knowledge or data relating to the Company and its business which shall have been obtained during Executive's employment by the Company and which shall not be or become public knowledge (other than by acts of Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Board, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company or those designated by it. Upon Executive's violation of the provisions of this Section VII, the Company shall be relieved of all future obligations to Executive under this Agreement.

     However, in no event shall an asserted or alleged violation of the provisions of this Section VII constitute a basis for deferring or withholding any amounts otherwise payable to Executive until such asserted or alleged violation is reasonably confirmed by the Board.

VIII.  Successors.
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       A. This Agreement is personal to Executive and without the prior written consent of the Board shall not be assignable by Executive otherwise than by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

       B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

       C. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, and any successor to its business and/or assets as aforesaid, which assumes and agrees to perform this Agreement by operation of law of otherwise.

IX.    Miscellaneous.
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       A. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles or conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       B. All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:
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          T. Andrew Stokes, Senior Vice-President of Corporate Development 610 Newport Center Drive Suite 1150
          Newport Beach, California 92660

          With a copy to:
          ---------------

          T. Andrew Stokes
          1727 Park Street
          Huntington Beach, California 92648

          If to the Company:
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          Nationwide Health Properties, Inc.
          610 Newport Center Drive
          Suite 1150
          Newport Beach, California 92660
          Attention:  President

          With a copy to:
          ---------------

          Mr. Charles D. Miller, Chairman
          150 North Orange Grove Boulevard
          Pasadena, California 91103

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       C. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       D. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       E. Any failure by Executive or the Company to insist upon strict compliance with any provision hereof or any other provision of this Agreement, or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

    X. Arbitration.
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       A. The parties agree that any disputes, controversies or claims which arise out of or are related to this Agreement, Executive's employment or termination of employment, including, but not limited to, any claim relating to the purported validity, interpretation, enforceability or breach of this Agreement, and/or any other claim or controversy arising out of the relationship between Executive and the Company (or the nature of the relationship) or the continuation or termination of that relationship, including, but not limited to, claims that a termination was for Cause or for Good

          Reason, claims for breach of covenant, breach of an implied covenant of good faith and fair dealing, wrongful termination, breach of contract, intentional infliction of emotional distress, defamation, breach of right of privacy, interference with advantageous or contractual relations, fraud, conspiracy or other tort or property claims of any kind, which are not settled between the parties, shall be settled by arbitration in accordance with the then-current Rules of Practice and Procedure for Employment Arbitration (the "Rules") of the Judicial Arbitration and Mediation Services, Inc. ("JAMS").

     B. The arbitration shall be before a single arbitrator selected in accordance with the JAMS Rules or otherwise by mutual agreement of the parties. The Arbitration shall take place in Orange County, California, unless the parties mutually agree to hold the arbitration at another location. Depositions and other discovery shall be allowed in accordance with the JAMS Rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California or Federal law, or both, as applicable to the claim(s) asserted.

     C. In consideration of the parties' agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract, or any other claim arising out of their conduct, the relationship existing hereunder or the continuation or termination of that relationship, and in further consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, the arbitration provisions of this Agreement shall provide the exclusive remedy, and each party expressly waives any right he or it may have to seek redress in another forum. The arbitrator, and not any Federal, state, or local court or agency shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to, any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties.

     D. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided for in this Agreement, both the Company and Executive agree that neither of them shall initiate or prosecute any lawsuit or administrative action in any way related to any claim covered by this Agreement.

     E. Any claim which either party has against the other party that could be submitted for resolution pursuant to this Section X must be presented in writing by the claiming party to the other party within one year of the date the claiming party knew or should have known of the facts giving rise to the claim, except that claims arising out of or related to the termination of Executive's employment must be presented by Executive within one year of the Date of Termination. Unless the party against whom any claim is asserted waives the time limits set forth above, any claim not brought within the time periods specified herein shall be waived and forever barred, even if there is a Federal or state statute of limitations which would have given more time to pursue the claim.

     F. The Company shall advance the costs and expenses of the arbitrator. In any arbitration to enforce any of the provisions or rights under this Agreement, the unsuccessful party in such arbitration, as determined by the arbitrator, shall pay to the successful party all costs, expenses and reasonable attorneys' fees incurred therein by such party (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover an award in any such arbitration proceeding, such costs, expenses and attorneys' fees shall be included as part of such award. Notwithstanding the foregoing provision, in no event shall the successful party be entitled to recover an amount from the unsuccessful party for costs, expenses and attorneys' fees that exceeds the unsuccessful party's costs, expenses and attorneys' fees incurred in connection with the action or proceeding.

     G. Any decision and award or order of the arbitrator shall be final and binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.

     H. Each of the above terms and conditions shall have separate validity, and the invalidity of any part thereof shall not affect the remaining parts.

     I. Any decision and award or order of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute to the full extent permitted by law. In all other cases the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by Executive or the Company in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute.

IN WITNESS WHEREOF, Executive has hereunto set Executive's hand, and pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                              NATIONWIDE HEALTH PROPERTIES, INC.



                              By:_____________________________________
                                    R. Bruce Andrews, President



                              Executive:


                              ________________________________________
                                    T. Andrew Stokes